Exhibit 10.3
TERMINATION AGREEMENT
                                        November 6, 2026
Strive, Inc.
200 Crescent Court, Suite 1400
Dallas, TX 75201
Attention:     Logan Beirne, Chief Legal Officer
Ladies and Gentlemen:
Re: Strive, Inc.’s Class A Common Stock Sales Agreement
Reference is made to the Amended and Restated Controlled Equity OfferingSM Sales Agreement, dated June 5, 2026, by and among Strive, Inc., a Nevada corporation (the “Company” or “you”), The Benchmark Company, LLC (“Benchmark”) and the other sales agents party thereto (as amended and supplemented, the “Common Stock Sales Agreement”), in connection with the offer and sale from time to time of shares of Class A Common Stock of the Company (the “Common Stock ATM Program”). All capitalized terms used herein and not otherwise defined herein shall carry the meanings of such terms as defined in the Common Stock Sales Agreement.
In accordance with the terms of Section 12(c) of the Common Stock Sales Agreement, Benchmark hereby notifies the Company of its election to terminate the Common Stock Sales Agreement, solely with respect to Benchmark’s rights and obligations thereunder, in connection with the completion of the acquisition of Benchmark by StoneX Group Inc., effective November 16, 2026. Notwithstanding the foregoing, but subject to the express provisions with respect to survival in such section, the provisions of Section 7(h), Section 8, Section 10, Section 11, Section 17, and Section 18 shall survive such termination of the Common Stock Sales Agreement. For the avoidance of doubt, the termination of Benchmark’s rights and obligations under the Common Stock Sales Agreement pursuant to this termination agreement shall not affect the rights and obligations of the other Agents under the Common Stock Sales Agreement.
This notice is being delivered in accordance with Section 13 of the Common Stock Sales Agreement, and, pursuant to Section 12(c) of the Common Stock Sales Agreement, Benchmark’s rights and obligations under the Common Stock ATM Program and the Common Stock Sales Agreement shall terminate on the effective date specified above. Please acknowledge receipt of this notice by executing a copy hereof in the space provided below for that purpose.

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Yours truly,
THE BENCHMARK COMPANY, LLC
By:    ___________________________
Name:    John J. Borer III
Title:    Co-Head of Investment Banking

THE FOREGOING IS ACCEPTED AND AGREED as of the date first above written.
STRIVE, INC.
By:    ___________________________
Name:    Matthew Cole
Title:    Chief Executive Officer